Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL REPORTS THIRD-QUARTER RESULTS

•	Net Sales Increased 15 Percent Reflecting Impact of Recently Completed Acquisition of Snyder’s-Lance; Organic Sales Comparable to Prior Year

•	Earnings Before Interest and Taxes (EBIT) Loss of $475 Million Includes Impairment Charges of $619 Million Related to Campbell Fresh Segment; Adjusted EBIT Increased 1 Percent

•	Earnings Per Share (EPS) Loss of $1.31; Adjusted EPS Increased 19 Percent to $0.70

•	Campbell Revises Fiscal 2018 Guidance

CAMDEN, N.J., May 18, 2018—Campbell Soup Company (NYSE:CPB) today reported its third-quarter results for fiscal 2018.

	Three Months Ended			Nine Months Ended
($ in millions, except per share)
	Apr. 29, 2018	Apr. 30, 2017	% Change	Apr. 29, 2018	Apr. 30, 2017	% Change
Net Sales
As Reported (GAAP)	$2,125	$1,853	15%	$6,466	$6,226	4%
Organic			—%			(1)%
Earnings (Loss) Before Interest and Taxes
As Reported (GAAP)	$(475)*	$298	n/m	$180	$960	(81)%
Adjusted	$308	$305	1%	$1,127	$1,210	(7)%
Diluted Earnings Per Share
As Reported (GAAP)	$(1.31)*	$0.58	n/m	$0.55	$1.85	(70)%
Adjusted	$0.70	$0.59	19%	$2.62	$2.51	4%
n/m - not meaningful
* The current quarter included pre-tax impairment charges of $619 million, or $1.65 per share, related to the Campbell Fresh segment.
Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.
CFO Comments
Campbell's Chief Financial Officer Anthony DiSilvestro said, "While our organic sales in the quarter were stable in this difficult environment, our gross margin performance was below our expectations.

Based on our third-quarter results and outlook for the balance of the year, we are lowering our fiscal 2018 earnings guidance.

"In the third quarter, we made some progress against our key priorities. We completed the Snyder's-Lance acquisition, substantially expanding our portfolio in the faster growing snacking categories, and we made some progress in stabilizing sales in U.S. soup. However, we are not satisfied with our financial results. Our performance has been impacted by both execution-related and external challenges. We are addressing these challenges with renewed urgency. Looking ahead, we will be reviewing all aspects of our strategic plans and portfolio composition. We anticipate that our review, which will take several months to complete, will lead to changes designed to improve our operating performance and create long-term shareholder value. We plan to discuss the outcome of this review when we report fourth-quarter and full-year results in late August."

Items Impacting Comparability
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Nine Months Ended
	Apr. 29, 2018	Apr. 30, 2017	Apr. 29, 2018	Apr. 30, 2017
As Reported (GAAP)	($1.31)	$0.58	$0.55	$1.85

Impairment charges related to the Campbell Fresh segment	$1.65	—	$1.89	$0.58

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.15	$0.01	$0.34	$0.04

Transaction and integration costs related to the acquisition of Snyder's-Lance	$0.15	—	$0.22	—

Claim settlement	$0.05	—	$0.05	—

Pension and postretirement benefit mark-to-market adjustments	—	—	($0.03)	$0.04

Nonrecurring net tax benefit related to U.S. Tax Reform	—	—	($0.40)	—
Adjusted	$0.70*	$0.59	$2.62	$2.51
* Numbers do not add due to rounding.

Third-Quarter Results
Sales increased 15 percent to $2.125 billion driven by a 14-point benefit from the recent acquisitions of Snyder's-Lance and Pacific Foods and a 1-point favorable impact from currency translation. Organic sales were comparable to the prior year as gains in Global Biscuits and Snacks and Campbell Fresh were offset by declines in Americas Simple Meals and Beverages.

Gross margin decreased from 35.9 percent to 29.1 percent. Excluding items impacting comparability in the current year, adjusted gross margin decreased 3.9 percentage points to 32.0 percent. The decrease in adjusted gross margin was primarily driven by cost inflation and higher supply chain costs, as well as the dilutive impact of recent acquisitions and higher promotional spending, partly offset by productivity improvements and the benefits from cost savings initiatives.

Marketing and selling expenses increased 9 percent to $232 million. Excluding items impacting comparability in the current year, adjusted marketing and selling expenses increased 8 percent primarily due to the impact of recent acquisitions, partly offset by the benefits from cost savings initiatives. Administrative expenses increased 15 percent to $163 million. Excluding items impacting comparability, adjusted administrative expenses decreased 6 percent primarily due to lower incentive compensation and benefit costs, partly offset by the impact of recent acquisitions.

Other expenses of $647 million were primarily due to the impairment charges related to the Campbell Fresh segment. Excluding items impacting comparability in the current year, adjusted other income decreased $3 million to $12 million.

As reported EBIT was a loss of $475 million. Excluding items impacting comparability, adjusted EBIT increased 1 percent to $308 million. Excluding the impact of the recent acquisitions of Snyder's-Lance and Pacific Foods, adjusted EBIT declined primarily due to lower gross margin performance, partly offset by lower adjusted administrative expenses and lower adjusted marketing and selling expenses.

Net interest expense increased $14 million to $42 million. Excluding items impacting comparability in the current year, net adjusted interest expense increased $32 million to $60 million due to debt associated with the acquisition of Snyder's-Lance and higher average interest rates on the debt portfolio. The tax rate was 24.0 percent as compared to 34.8 percent in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 19.7 percentage points to 15.3 percent as the timing of tax expense on an adjusted basis was impacted by the impairment charges.

The company reported a loss of $1.31 per share. Excluding items impacting comparability, adjusted EPS increased 19 percent to $0.70 per share, reflecting a lower adjusted tax rate, partly offset by higher adjusted net interest expense.

Nine-Month Results
Sales increased 4 percent to $6.466 billion driven by a 5-point benefit from the recent acquisitions of Snyder's-Lance and Pacific Foods and a 1-point favorable impact from currency translation, partly offset by a 1-percent decline in organic sales. Declines in organic sales were primarily driven by decreases in Americas Simple Meals and Beverages, partly offset by gains in Global Biscuits and Snacks.

As reported EBIT was $180 million. Excluding items impacting comparability, adjusted EBIT decreased 7 percent to $1.127 billion reflecting lower gross margin performance, including the impact of organic sales declines, partly offset by an increase in adjusted other income.

Net interest expense increased $20 million to $104 million. Excluding items impacting comparability in the current year, net adjusted interest expense increased $38 million to $122 million due to debt associated with the acquisition of Snyder's-Lance and higher average interest rates on the debt portfolio. Tax expense decreased from $307 million in the prior year to a tax benefit of $91 million. Excluding items impacting comparability, the adjusted tax rate decreased 10.0 percentage points to 21.3 percent primarily due to the lower U.S. federal tax rate and the timing of tax expense on an adjusted basis related to the impairment charges.

The company reported EPS of $0.55. Excluding items impacting comparability, adjusted EPS increased 4 percent to $2.62 per share, reflecting a lower adjusted tax rate and the benefit of lower weighted average shares outstanding, partly offset by lower adjusted EBIT and higher adjusted net interest expense.

Cash flow from operations increased to $1.024 billion from $1.011 billion a year ago reflecting higher cash earnings, partly offset by an increase in working capital requirements.

Fiscal 2018 Guidance
Based on the company’s current outlook for fiscal 2018, including the impact of the Snyder's-Lance acquisition, Campbell has revised its fiscal 2018 guidance as shown in the table below. This guidance assumes the impact from currency translation will be nominal.

($ in millions, except per share)	2017 Results	Revised 2018 Guidance Before Snyder's-Lance	Snyder's-Lance Acquisition	Revised 2018 Guidance

Net Sales	$7,890	0 to +1% (Previously -1 to +1%)

Adjusted EBIT	$1,492*	-11 to -9% (Previously -7 to -5%)

Adjusted EPS	$3.04*	-3 to -1% (Previously +2 to +4%)	-3 pts -$0.10	-6 to -5% $2.85 to $2.90
* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2018 guidance since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing operating results.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended Apr. 29, 2018
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$1,010	$862	$251	$2,125**

Volume and Mix	—%	1%	2%	1%
Price and Sales Allowances	—%	1%	—%	—%
Promotional Spending	(2)%	(1)%	—%	(1)%
Organic Net Sales	(2)%	1%	1%*	—%
Currency	—%	1%	—%	1%
Acquisitions	6%	32%	—%	14%
% Change vs. Prior Year	5%*	35%*	1%	15%

Segment Operating Earnings	$217	$123	$(19)
% Change vs. Prior Year	(3)%	23%	n/m
n/m — not meaningful
* Numbers do not add due to rounding.
** Includes Corporate.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Nine Months Ended Apr. 29, 2018
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$3,424	$2,297	$742	$6,466**

Volume and Mix	(3)%	1%	—%	(1)%
Price and Sales Allowances	—%	1%	—%	—%
Promotional Spending	—%	—%	—%	—%
Organic Net Sales	(4)%*	2%	—%	(1)%
Currency	—%	1%	—%	1%
Acquisitions	2%	10%	—%	5%
% Change vs. Prior Year	(1)%*	13%	—%	4%*

Segment Operating Earnings	$827	$382	$(36)
% Change vs. Prior Year	(10)%	9%	n/m
n/m — not meaningful
* Numbers do not add due to rounding.
** Includes Corporate.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Americas Simple Meals and Beverages
Sales in the quarter increased 5 percent to $1.010 billion reflecting a 6-point benefit from the acquisition of Pacific Foods. Organic sales decreased 2 percent primarily driven by declines in V8 beverages, Plum products and U.S. soup. Excluding the benefit from the acquisition of Pacific Foods, sales of U.S. soup decreased 1 percent driven by declines in condensed soups, partly offset by gains in broth and ready-to-serve soups.

Segment operating earnings decreased 3 percent to $217 million. The decrease was primarily driven by a lower gross margin percentage, partly offset by lower administrative expenses and lower marketing and selling expenses.

Global Biscuits and Snacks
Sales in the quarter increased 35 percent to $862 million. Excluding the benefit from the acquisition of Snyder’s-Lance and the favorable impact of currency translation, organic sales increased 1 percent primarily driven by gains in Pepperidge Farm snacks, reflecting continued growth in Goldfish crackers and Pepperidge Farm cookies.

Segment operating earnings increased 23 percent to $123 million. The increase was primarily driven by the benefit from the acquisition of Snyder’s-Lance.

Campbell Fresh
Sales in the quarter increased 1 percent to $251 million primarily driven by gains in refrigerated soup. Sales of Bolthouse Farms refrigerated beverages were comparable to the prior year.

Segment operating loss was $19 million in the quarter compared to earnings of $1 million in the prior year. The earnings decline was primarily driven by a lower gross margin percentage reflecting higher supply chain costs and cost inflation including higher transportation and logistics costs.

Corporate
Corporate in the third quarter of fiscal 2018 included non-cash impairment charges of $619 million related to the Campbell Fresh segment, transaction and integration costs of $72 million related to the acquisition of Snyder's-Lance, charges related to cost savings initiatives of $46 million, and a charge of $22 million related to the settlement of a legal claim. Corporate in the third quarter of fiscal 2017 included charges related to cost savings initiatives of $7 million. The remaining decrease in expenses primarily reflects the benefit of higher pension and postretirement income.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Daylight Time. To join, dial +1 (703) 639-1316. The access code is 6498114. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at
investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Jun. 1, 2018, at +1 (404) 537-3406. The access code for the replay is 6498114.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Americas Simple Meals and Beverages includes the retail and food service businesses in the U.S. and Canada. The segment includes the following products: Campbell's condensed and ready-to-serve soups; Swanson broth and stocks; Pacific broth, soups, non-dairy beverages and other simple meals; Prego pasta sauces; Pace Mexican sauces; Campbell's gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum food and snacks; V8 juices and beverages; and, Campbell's tomato juice.

Global Biscuits and Snacks includes the U.S. snacks portfolio consisting of Pepperidge Farm cookies, crackers, bakery and frozen products in U.S. retail, and Snyder's-Lance pretzels, sandwich crackers, potato chips, tortilla chips and other snacking products. The segment also includes Arnott's biscuits in Australia and Asia Pacific, Kelsen cookies globally, and the simple meals and shelf-stable beverages business in Australia, Latin America and Asia Pacific.

Campbell Fresh includes Bolthouse Farms fresh carrots, carrot ingredients, refrigerated beverages and refrigerated salad dressings; Garden Fresh Gourmet salsa, hummus, dips and tortilla chips; and, the U.S. refrigerated soup business.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, "Real food that matters for life's moments." We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what's important today. Led by our iconic Campbell's brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott's, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens, Garden Fresh Gourmet, Pacific Foods, Snyder's of Hanover, Lance, Kettle Brand, KETTLE Chips, Cape Cod, Snack Factory Pretzel Crisps, Pop Secret, Emerald, Late July and other brand names. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains "forward-looking statements" that reflect the company’s current expectations about the impact of its future plans and performance on the company's business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) changes in consumer demand for the company’s products and favorable perception of the company's brands; (2) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (3) the impact of strong competitive responses to the company's efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) changing inventory management practices by certain of the company's key customers; (5) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company's key customers maintain significance to the company's business; (6) the company's ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (7) the company's ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (8) product quality and safety issues, including recalls and product liabilities; (9) the ability to complete and to realize the projected benefits of acquisitions, divestitures and other business portfolio changes, including the Snyder's-Lance acquisition; (10) the company's indebtedness and ability to pay such indebtedness; (11) disruptions to the company's supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (12) the uncertainties of litigation and regulatory actions against the company; (13) the possible disruption to the independent contractor distribution models used by certain of the company's businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (14) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (15) impairment to goodwill or other intangible assets; (16) the company's ability to protect its intellectual property rights; (17) increased liabilities and costs related to the company's defined benefit pension plans; (18) a material failure in or breach of the company's information technology systems; (19) the company's ability to attract and retain key talent; (20) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (21) unforeseen business disruptions in one or more of the company's markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (22) other factors described in the company's most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

#

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 29, 2018	April 30, 2017
Net sales	$2,125	$1,853
Costs and expenses
Cost of products sold	1,507	1,188
Marketing and selling expenses	232	212
Administrative expenses	163	142
Research and development expenses	27	28
Other expenses / (income)	647	(15)
Restructuring charges	24	—
Total costs and expenses	2,600	1,555
Earnings (loss) before interest and taxes	(475)	298
Interest, net	42	28
Earnings (loss) before taxes	(517)	270
Taxes on earnings	(124)	94
Net earnings (loss)	(393)	176
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$(393)	$176
Per share - basic
Net earnings (loss) attributable to Campbell Soup Company	$(1.31)	$.58
Dividends	$.35	$.35
Weighted average shares outstanding - basic	301	304
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$(1.31)	$.58
Weighted average shares outstanding - assuming dilution	301	306

The company adopted new accounting guidance on the presentation of net periodic pension cost and net periodic postretirement benefit cost in the first quarter of fiscal 2018. Certain amounts in the prior year were reclassified to conform to the current-year presentation.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 29, 2018	April 30, 2017
Net sales	$6,466	$6,226
Costs and expenses
Cost of products sold	4,299	3,899
Marketing and selling expenses	679	682
Administrative expenses	477	408
Research and development expenses	84	80
Other expenses / (income)	688	197
Restructuring charges	59	—
Total costs and expenses	6,286	5,266
Earnings before interest and taxes	180	960
Interest, net	104	84
Earnings before taxes	76	876
Taxes on earnings	(91)	307
Net earnings	167	569
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$167	$569
Per share - basic
Net earnings attributable to Campbell Soup Company	$.55	$1.86
Dividends	$1.05	$1.05
Weighted average shares outstanding - basic	301	306
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.55	$1.85
Weighted average shares outstanding - assuming dilution	302	308

The company adopted new accounting guidance on the presentation of net periodic pension cost and net periodic postretirement benefit cost in the first quarter of fiscal 2018. Certain amounts in the prior year were reclassified to conform to the current-year presentation.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 29, 2018	April 30, 2017	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$1,010	$966	5%
Global Biscuits and Snacks	862	639	35%
Campbell Fresh	251	248	1%
Corporate	2	—	n/m
Total sales	$2,125	$1,853	15%
Earnings
Contributions:
Americas Simple Meals and Beverages	$217	$224	(3)%
Global Biscuits and Snacks	123	100	23%
Campbell Fresh	(19)	1	n/m
Total operating earnings	321	325	(1)%
Corporate	(772)	(27)
Restructuring charges	(24)	—
Earnings (loss) before interest and taxes	(475)	298	n/m
Interest, net	42	28
Taxes on earnings	(124)	94
Net earnings (loss)	(393)	176	n/m
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$(393)	$176	n/m
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$(1.31)	$.58	n/m
n/m - not meaningful

Beginning in fiscal 2018, the business in Latin America is managed as part of the Global Biscuits and Snacks segment. Prior to fiscal 2018, the business in Latin America was managed as part of the Americas Simple Meals and Beverages segment. Segment results have been adjusted retrospectively to reflect this change.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 29, 2018	April 30, 2017	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$3,424	$3,459	(1)%
Global Biscuits and Snacks	2,297	2,025	13%
Campbell Fresh	742	742	—%
Corporate	3	—	n/m
Total sales	$6,466	$6,226	4%
Earnings
Contributions:
Americas Simple Meals and Beverages	$827	$915	(10)%
Global Biscuits and Snacks	382	352	9%
Campbell Fresh	(36)	(1)	n/m
Total operating earnings	1,173	1,266	(7)%
Corporate	(934)	(306)
Restructuring charges	(59)	—
Earnings before interest and taxes	180	960	(81)%
Interest, net	104	84
Taxes on earnings	(91)	307
Net earnings	167	569	(71)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$167	$569	(71)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.55	$1.85	(70)%
n/m - not meaningful

Beginning in fiscal 2018, the business in Latin America is managed as part of the Global Biscuits and Snacks segment. Prior to fiscal 2018, the business in Latin America was managed as part of the Americas Simple Meals and Beverages segment. Segment results have been adjusted retrospectively to reflect this change.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	April 29, 2018	April 30, 2017
Current assets	$2,329	$1,790
Plant assets, net	3,174	2,372
Intangible assets, net	8,881	3,170
Other assets	182	119
Total assets	$14,566	$7,451
Current liabilities	$3,403	$2,352
Long-term debt	8,080	2,270
Other liabilities	1,672	1,339
Total equity	1,411	1,490
Total liabilities and equity	$14,566	$7,451
Total debt	$9,843	$3,392
Cash and cash equivalents	$199	$313

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	April 29, 2018	April 30, 2017
Cash flows from operating activities:
Net earnings	$167	$569
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	694	212
Restructuring charges	59	—
Stock-based compensation	48	48
Noncurrent income taxes	52	—
Amortization of inventory fair value adjustment from acquisition	37	—
Pension and postretirement benefit income	(48)	(35)
Depreciation and amortization	266	234
Deferred income taxes	(192)	11
Other, net	10	15
Changes in working capital, net of acquisitions
Accounts receivable	(18)	1
Inventories	50	144
Prepaid assets	(84)	(20)
Accounts payable and accrued liabilities	26	(116)
Other	(43)	(52)
Net cash provided by operating activities	1,024	1,011
Cash flows from investing activities:
Purchases of plant assets	(223)	(195)
Purchases of route businesses	(5)	—
Sales of route businesses	5	—
Businesses acquired, net of cash acquired	(6,773)	—
Other, net	(12)	(14)
Net cash used in investing activities	(7,008)	(209)
Cash flows from financing activities:
Net short-term borrowings (repayments)	234	(66)
Long-term borrowings	6,200	—
Long-term repayments	(43)	(76)
Dividends paid	(321)	(314)
Treasury stock purchases	(86)	(305)
Treasury stock issuances	—	2
Payments related to tax withholding for stock-based compensation	(23)	(21)
Repurchase of noncontrolling interest	(47)	—
Payments of debt issuance costs	(49)	—
Net cash provided by (used in) financing activities	5,865	(780)
Effect of exchange rate changes on cash	(1)	(5)
Net change in cash and cash equivalents	(120)	17
Cash and cash equivalents — beginning of period	319	296
Cash and cash equivalents — end of period	$199	$313

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended April 29, 2018
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency and acquisitions. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	April 29, 2018				April 30, 2017	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$1,010	$(4)	$(55)	$951	$966	5%	(2)%
Global Biscuits and Snacks	862	(9)	(207)	646	639	35%	1%
Campbell Fresh	251	—	—	251	248	1%	1%
Corporate	2	—	—	2	—	n/m	n/m
Total Net Sales	$2,125	$(13)	$(262)	$1,850	$1,853	15%	—%

Nine Months Ended
	April 29, 2018				April 30, 2017	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$3,424	$(16)	$(83)	$3,325	$3,459	(1)%	(4)%
Global Biscuits and Snacks	2,297	(24)	(207)	2,066	2,025	13%	2%
Campbell Fresh	742	—	—	742	742	—%	—%
Corporate	3	—	—	3	—	n/m	n/m
Total Net Sales	$6,466	$(40)	$(290)	$6,136	$6,226	4%	(1)%
n/m - not meaningful
Items Impacting Earnings
The company believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:

(1)
In the first quarter of fiscal 2018, the company incurred gains of $14 million in Other expenses / (income) ($10 million after tax, or $.03 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the first quarter of fiscal 2017, the company incurred losses of $20 million in Other expenses / (income) ($13 million after tax, or $.04 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. For the year ended July 30, 2017, the company incurred gains of $178 million in Other expenses / (income) ($116 million after tax, or $.38 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.

(2)
In fiscal 2015, the company implemented initiatives to reduce costs and to streamline its organizational structure. In fiscal 2017, the company expanded these cost savings initiatives by further optimizing its supply chain network, primarily in North America, continuing to evolve its operating model to drive efficiencies, and more fully integrating its recent acquisitions. In January 2018, as part of the expanded initiatives, the company authorized additional costs to improve the operational efficiency of its thermal supply chain network in North America by closing its manufacturing facility in Toronto, Ontario, and to optimize its information technology infrastructure by migrating certain applications to the latest cloud technology platform.

In the third quarter of fiscal 2018, the company recorded Restructuring charges of $14 million and implementation costs and other related costs of $30 million in Administrative expenses, $14 million in Cost of products sold, and $2 million in Marketing and selling expenses (aggregate impact of $45 million after tax, or $.15 per share) related to these initiatives. In the nine-month period of fiscal 2018, the company recorded Restructuring charges of $49 million and implementation costs and other related costs of $68 million in Administrative expenses and $20 million in Cost of products sold, and $2 million in Marketing and selling expenses (aggregate impact of $103 million after tax, or $.34 per share) related to these initiatives. In the third quarter of fiscal 2017, the company recorded implementation costs and other related costs of $7 million in Administrative expenses ($4 million after tax, or $.01 per share) related to these initiatives. In the nine-month period of fiscal 2017, the company recorded implementation costs and other related costs of $18 million in Administrative expenses ($11 million after tax, or $.04 per share) related to these initiatives. For the year ended July 30, 2017, the company recorded Restructuring charges of $18 million and implementation costs and other related costs of $36 million in Administrative expenses and $4 million in Cost of products sold (aggregate impact of $37 million after tax, or $.12 per share) related to these initiatives.

(3)
In the second quarter of fiscal 2018, the company announced its intent to acquire Snyder's-Lance, Inc and incurred transaction costs of $24 million in Other expenses / (income) ($19 million after tax, or $.06 per share) associated with the acquisition. The acquisition closed on March 26, 2018, and in the third quarter of fiscal 2018, the company incurred $82 million of transaction and integration costs, of which $10 million was recorded in Restructuring charges, $6 million in Administrative expenses, $29 million in Other expenses / (income), and $37 million in Cost of products sold associated with an acquisition date fair value adjustment for inventory. The company also recorded a gain in Interest expense of $18 million on treasury rate lock contracts used to hedge the planned financing of the acquisition. The aggregate impact was $64 million, $46 million after tax, or $.15 per share. In the nine-month period of fiscal 2018, the company incurred $88 million of transaction and integration costs, of which $10 million was recorded in Restructuring charges, $6 million in Administrative expenses, $53 million in Other expenses / (income), $37 million in Cost of products sold, and a gain on the treasury rate lock contracts of $18 million in Interest expense.  The aggregate after-tax impact was $65 million, or $.22 per share.

(4)
In the nine-month period of fiscal 2018, the company reflected the impact on taxes of the enactment of the Tax Cuts and Jobs Act that was signed into law in December 2017. The company recorded a tax benefit of $179 million due to the remeasurement of deferred tax assets and liabilities, and a tax charge of $59 million related to the transition tax on unremitted foreign earnings. The net impact was a tax benefit of $120 million ($.40 per share).

(5)
In the third quarter of fiscal 2018, the company performed interim impairment assessments within Campbell Fresh on the deli reporting unit, which includes Garden Fresh Gourmet and the U.S. refrigerated soup business, and the Bolthouse Farms refrigerated beverages and salad dressings reporting unit. Within the deli unit, the company revised its long-term outlook due to potential loss of refrigerated soup business with certain customers, as well as the recent performance of the business. In addition, the operating performance of the Bolthouse Farms refrigerated beverages and salad dressing reporting unit was below expectations. The company revised its long-term outlook for future earnings and cash flows for each of these reporting units. The company recorded a non-cash impairment charge of $11 million on the tangible assets and $94 million on the intangible assets ($80 million after tax, or $.27 per share) of the deli reporting unit, and a non-cash impairment charge of $514 million ($417 million after tax, or $1.39 per share) related to the intangible assets of the Bolthouse Farms refrigerated beverages and salad dressings reporting unit. The aggregate impact of the impairment charges was $619 million, of which $11 million was recorded in Cost of products sold and $608 million in Other expenses / (income), ($497 million after tax, or $1.65 per share).

In the second quarter of fiscal 2018, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit as operating performance was below expectations. The company revised its outlook for future earnings and cash flows and recorded a non-cash impairment charge of $75 million in Other expenses / (income) ($74 million after tax, or $.25 per share). In the nine-month period of fiscal 2018, the total non-cash impairment charges recorded were $694 million, of which $11 million was recorded in Cost of products sold and $683 million in Other expenses / (income), ($571 million after-tax, $1.89 per share).

In the second quarter of fiscal 2017, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and the Garden Fresh Gourmet reporting unit as operating performance was well below expectations and a new leadership team of the Campbell Fresh division initiated a strategic review which led to a revised outlook for future sales, earnings, and cash flow. The company recorded a non-cash impairment charge of $147 million ($139 million after tax, or $.45 per share) related to intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and a non-cash impairment charge of $65 million ($41 million after tax, or $.13 per share) related to the intangible assets of the Garden Fresh Gourmet reporting unit (aggregate pre-tax impact of $212 million, $180 million after tax, or $.58 per share). The charges were included in Other expenses / (income).

(6)	In the third quarter of fiscal 2018, the company recorded a loss of $22 million in Other expenses / (income) ($15 million after tax, or $.05 per share) from a settlement of a legal claim.

(7)
For the year ended July 30, 2017, the company recorded a tax benefit of $52 million in Taxes on earnings primarily related to the sale of intercompany notes receivable to a financial institution, which resulted in the recognition of foreign exchange losses on the notes for tax purposes. In addition, the company recorded a $6 million reduction to interest expense ($4 million after tax) related to premiums and fees received on the sale of the notes. The aggregate impact was $56 million after tax, or $.18 per share.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	April 29, 2018			April 30, 2017
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$618	$62	$680	$665	$—	$665	2%
Gross margin percentage	29.1%		32.0%	35.9%		35.9%
Marketing and selling expenses	$232	$(2)	$230	$212	$—	$212
Administrative expenses	$163	$(36)	$127	$142	$(7)	$135
Other expenses / (income)	$647	$(659)	$(12)	$(15)	$—	$(15)
Restructuring charges	$24	$(24)	$—	$—	$—	$—
Earnings (loss) before interest and taxes	$(475)	$783	$308	$298	$7	$305	1%
Interest, net	42	18	60	28	—	28
Earnings (loss) before taxes	$(517)	$765	$248	$270	$7	$277
Taxes	(124)	162	38	94	3	97
Effective income tax rate	24.0%		15.3%	34.8%		35.0%
Net earnings (loss) attributable to Campbell Soup Company	$(393)	$603	$210	$176	$4	$180	17%
Diluted net earnings per share attributable to Campbell Soup Company*	$(1.31)	$2.00	$.70	$.58	$.01	$.59	19%
(a)See following table for additional information.
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	April 29, 2018					April 30, 2017
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (2)	Transaction and integration costs (3)	Impairment charges (5)	Claim settlement (6)	Adjustments	Restructuring charges, implementation costs and other related costs (2)
Gross margin	$14	$37	$11	$—	$62	$—
Marketing and selling expenses	(2)	—	—	—	(2)	—
Administrative expenses	(30)	(6)	—	—	(36)	(7)
Other expenses / (income)	—	(29)	(608)	(22)	(659)	—
Restructuring charges	(14)	(10)	—	—	(24)	—
Earnings before interest and taxes	$60	$82	$619	$22	$783	$7
Interest, net	—	18	—	—	18	—
Earnings before taxes	$60	$64	$619	$22	$765	$7
Taxes	15	18	122	7	162	3
Net earnings attributable to Campbell Soup Company	$45	$46	$497	$15	$603	$4
Diluted net earnings per share attributable to Campbell Soup Company	$.15	$.15	$1.65	$.05	$2.00	$.01

	Nine Months Ended
	April 29, 2018			April 30, 2017
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,167	$68	$2,235	$2,327	$—	$2,327	(4)%
Gross margin percentage	33.5%		34.6%	37.4%		37.4%
Marketing and selling expenses	$679	$(2)	$677	$682	$—	$682
Administrative expenses	$477	$(74)	$403	$408	$(18)	$390
Other expenses / (income)	$688	$(744)	$(56)	$197	$(232)	$(35)
Restructuring charges	$59	$(59)	$—	$—	$—	$—
Earnings before interest and taxes	$180	$947	$1,127	$960	$250	$1,210	(7)%
Interest, net	104	18	122	84	—	84
Earnings before taxes	$76	$929	$1,005	$876	$250	$1,126
Taxes	(91)	305	214	307	46	353
Effective income tax rate	(119.7)%		21.3%	35.0%		31.3%
Net earnings attributable to Campbell Soup Company	$167	$624	$791	$569	$204	$773	2%
Diluted net earnings per share attributable to Campbell Soup Company	$.55	$2.07	$2.62	$1.85	$.66	$2.51	4%
(a)See following tables for additional information.

	Nine Months Ended
	April 29, 2018
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Transaction and integration costs (3)	Tax reform (4)	Impairment charges (5)	Claim settlement (6)	Adjustments
Gross margin	$—	$20	$37	$—	$11	$—	$68
Marketing and selling expenses	—	(2)	—	—	—	—	(2)
Administrative expenses	—	(68)	(6)	—	—	—	(74)
Other expenses / (income)	14	—	(53)	—	(683)	(22)	(744)
Restructuring charges	—	(49)	(10)	—	—	—	(59)
Earnings before interest and taxes	$(14)	$139	$106	$—	$694	$22	$947
Interest, net	—	—	18	—	—	—	18
Earnings before taxes	$(14)	$139	$88	$—	$694	$22	$929
Taxes	(4)	36	23	120	123	7	305
Net earnings attributable to Campbell Soup Company	$(10)	$103	$65	$(120)	$571	$15	$624
Diluted net earnings per share attributable to Campbell Soup Company	$(.03)	$.34	$.22	$(.40)	$1.89	$.05	$2.07

	Nine Months Ended
	April 30, 2017
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Impairment charges (5)	Adjustments
Gross margin	$—	$—	$—	$—
Administrative expenses	—	(18)	—	(18)
Other expenses / (income)	(20)	—	(212)	(232)
Earnings before interest and taxes	$20	$18	$212	$250
Interest, net	—	—	—	—
Earnings before taxes	$20	$18	$212	$250
Taxes	7	7	32	46
Net earnings attributable to Campbell Soup Company	$13	$11	$180	$204
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$.04	$.58	$.66

Year Ended
(millions, except per share amounts)	July 30, 2017
Gross margin, as recast*	$2,925
Add: Restructuring charges, implementation costs and other related costs (2)	4
Adjusted Gross margin	$2,929
Adjusted Gross margin percentage	37.1%
Earnings before interest and taxes, as reported	$1,400
Deduct: Total pension and postretirement benefit mark-to-market adjustments (1)	(178)
Add: Restructuring charges, implementation costs and other related costs (2)	58
Add: Impairment charges (5)	212
Adjusted Earnings before interest and taxes	$1,492
Interest, net, as reported	$107
Add: Sale of notes (7)	6
Adjusted Interest, net	$113
Adjusted Earnings before taxes	$1,379
Taxes on earnings, as reported	$406
Deduct: Tax expense from total pension and postretirement benefit mark-to-market adjustments (1)	(62)
Add: Tax benefit from restructuring charges, implementation costs and other related costs (2)	21
Add: Tax benefit from impairment charges (5)	32
Add: Tax benefit from sale of notes (7)	50
Adjusted Taxes on earnings	$447
Adjusted effective income tax rate	32.4%
Net earnings attributable to Campbell Soup Company, as reported	$887
Deduct: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	(116)
Add: Net adjustment from restructuring charges, implementation costs and other related costs (2)	37
Add: Net adjustment from impairment charges (5)	180
Deduct: Net adjustment from sale of notes (7)	(56)
Adjusted Net earnings attributable to Campbell Soup Company	$932
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.89
Deduct: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	(.38)
Add: Net adjustment from restructuring charges, implementation costs and other related costs (2)	.12
Add: Net adjustment from impairment charges (5)	.59
Deduct: Net adjustment from sale of notes (7)	(.18)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$3.04
*Reflects the impact of the adoption of new accounting guidance on the presentation of net periodic pension cost and net periodic postretirement benefit cost in the first quarter of fiscal 2018.